EXECUTION COPY

AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$25,000,000	Dated: January 28, 2008 New York, New York

FOR VALUE RECEIVED, Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order, and collectively, with Group, the Parent, Frederick’s and Stores, each individually, a “Borrower”, and collectively, the “Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company (the “Lender”), (i) the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), or if less, the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers, payable on the Maturity Date and (ii) interest on the unpaid principal amount of all Revolving Loans, from the date hereof until all such principal amounts are paid in full, at such interest rates, and payable at such times, as are specified in the Financing Agreement.

Notwithstanding any other provision of this Revolving Credit Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to the Agent at its office designated for such purpose in the Financing Agreement, or such other office as the Agent may designate.

This Revolving Credit Note evidences Revolving Loans under, is subject to the terms and conditions of, and has been issued by the Borrowers in accordance with the terms of, that certain Amended and Restated Financing Agreement dated as of January 28, 2008 (as the same may be amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among the Borrowers, the financial institutions from time to time party thereto as Lenders, and Wells Fargo Retail Finance II, LLC, as Agent, and is one of the Revolving Credit Notes referred to therein and is secured by the Collateral Documents. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Financing Agreement.

The Financing Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Revolving Credit Note upon the happening of certain stated events of default and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Revolving Credit Note is a registered note and, as provided in the Financing Agreement, this Revolving Credit Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only upon surrender of this Revolving Credit Note to the Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Revolving Credit Note or its attorney duly authorized in writing), at which time a new Revolving Credit Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in Section 12.07(b) of the Financing Agreement. Reference in this Revolving Credit Note to a “holder” shall mean the person or entity in whose name this Revolving Credit Note is at the time registered in the register maintained by the Agent as provided in Section 12.07(b) of the Financing Agreement and, prior to due presentment for registration of transfer, the Agent, the Lenders and the Borrowers may treat such person or entity as the owner of this Revolving Credit Note for the purposes of receiving payment and all other purposes, and the Borrowers will not be affected by any notice to the contrary.

This Revolving Credit Note amends, restates and supersedes that certain Revolving Credit Note, dated as of January 7, 2003 (the “Existing Note”), by Mail Order, the Parent, Frederick’s and Stores to the order of the Lender, and is issued in substitution thereof. The Borrowers confirm that the indebtedness outstanding under and evidenced by the Existing Note has not been repaid, satisfied or discharged, but for all purposes has been amended and extended as provided herein and that the indebtedness evidenced by this Revolving Credit Note on the date hereof constitutes the same indebtedness that was outstanding under the Existing Note prior to such amendment and extension.

Each Borrower and each Guarantor of this Revolving Credit Note waives presentment for payment, demand, protest and notice of dishonor, and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement, of this Revolving Credit Note, except such notices as may be expressly required to be delivered thereto pursuant to the terms of the Financing Agreement, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other Person primarily or secondarily liable.

This Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

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IN WITNESS WHEREOF, each Borrower has caused this Revolving Credit Note to be signed by its duly authorized officer as of the date and year first set forth above.

FREDERICK’S OF HOLLYWOOD GROUP INC.
By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.
By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

FREDERICK’S OF HOLLYWOOD, INC.
By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.
By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

HOLLYWOOD MAIL ORDER, LLC

By: FOH Holdings, Inc., its Manager

By:	/s/ Linda LoRe
Name: Linda LoRe Title: President and Chief Executive Officer